UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2013

ANDINA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Carrera 10 No. 28-49, Torre A. Oficina 20-05, Bogota, Colombia

(Address of Principal Executive Offices) (Zip Code)

(646) 684-3045

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2013, Andina Acquisition Corporation (the “Company”) received a written notice (the “Notice”) on March 14, 2013 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least of 300 public holders for continued listing on the exchange. Pursuant to the Notice, the Company had until March 28, 2013 to submit a plan to regain compliance with the Minimum Public Holders Rule.

On March 27, 2013, the Company submitted to Nasdaq the Company’s plan to regain compliance. On April 11, 2013, the Company received a letter from Nasdaq indicating that it had accepted the Company’s plan to regain compliance. Accordingly, the Company has until September 10, 2013 to evidence compliance with the Minimum Public Holders Rule.

In the event the Company does not satisfy the terms of Nasdaq’s acceptance by September 10, 2013, the Company’s securities will be subject to delisting by Nasdaq.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013

ANDINA ACQUISITION CORPORATION

By:	/s/ B. Luke Weil
Name: B. Luke Weil
Title: Chief Executive Officer

3